Exhibit 99.1
For Immediate Release
Contact:
Michael Watts
Senior director, investor relations and
corporate communications
858-410-8673
Lucy Shapiro, Ph.D., Elected to Gen-Probe Board of Directors
SAN DIEGO, CA, May 19, 2008 – Gen-Probe Incorporated (NASDAQ: GPRO) announced today that Lucy Shapiro, Ph.D., a renowned molecular microbiologist at Stanford University, has been elected to its board of directors. Gen-Probe’s board now has eight members, including seven who are not Gen-Probe employees.
“We are delighted to add Lucy’s expertise, intelligence and enthusiasm to an already strong Gen-Probe board, and we look forward to her making substantial contributions from day one,” said Hank Nordhoff, the Company’s chairman and chief executive officer.
Dr. Shapiro, 67, is the Virginia and D.K. Ludwig professor of cancer research, associate chair of the department of Developmental Biology, and director of the Beckman Center for Molecular and Genetic Medicine at Stanford University’s School of Medicine. She is a senior fellow at the Institute for International Studies at Stanford and a fellow of the American Association for the Advancement of Sciences.
Dr. Shapiro is a co-founder and director of Anacor Pharmaceuticals, a biopharmaceutical company developing novel small-molecule therapeutics to treat infectious and inflammatory diseases. She is also co-chair of the company’s scientific advisory board. She was a non-executive director of GlaxoSmithKline from 2001 to 2006.
Dr. Shapiro has been elected to the National Academy of Sciences, the American Academy of Microbiology, the American Academy of Arts and Sciences, and the Institute of Medicine of the National Academy of Sciences for her work in the fields of molecular biology and microbiology. She received the Selman Waksman Award from the National Academy of Sciences in 2005. She received a B.A. from Brooklyn College and a Ph.D. in Molecular Biology from the Albert Einstein College of Medicine.
About Gen-Probe
Gen-Probe Incorporated is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective nucleic acid tests (NATs) that are used primarily to diagnose human diseases and screen donated human blood. Gen-Probe has approximately 25 years of NAT expertise, and received the 2004 National Medal of Technology, America’s highest honor for technological innovation, for developing NAT assays for blood screening. Gen-Probe is headquartered in San Diego and employs approximately 1,000 people. For more information, go to www.gen-probe.com.

Caution Regarding Forward-Looking Statements
Any statements in this press release about our expectations, beliefs, plans, objectives, assumptions, future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. For example, statements concerning management’s objectives and future growth are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that Gen-Probe may not be able to retain its key employees and directors. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we have filed with the SEC, including our Report on Form 10-K for the fiscal year ended December 31, 2007 and all our periodic filings made with the SEC. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.
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